Exhibit - 10.15
Supplementary Agreement to Lease Agreement dated on 28th June 2004

This Supplementary Agreement (hereinafter referred to as "the Supplementary Agreement") is entered into on March 15, 2006, in the city of Shanghai, by and between Diodes Shanghai Company Limited (hereinafter referred to as "Party A") with its registered office at No.1, Lane 18, SanZhuang Road Songjiang export zone Shanghai, China and Shanghai Yuanhao Electronic Co., Ltd. (hereinafter referred to as "Party B") with its registered office at No.1, Lane 18, SanZhuang Road Songjiang Export Processing Zone, Shanghai, China.

Party A and Party B are collectively referred to as the Parties and each as a Party.

WHEREAS,

1.
Party A and Party B entered into the Lease Agreement (hereinafter referred to as “the Lease Agreement”) of the First Floor and Second Floor of the New Building (located at No.1 Lane 18, SanZhuang Road Songjiang Export Processing Zone, Shanghai, China that Party B representing ownership and having legal right for leasing) and relevant facilities, including Distribution building, Power Building, Lobby (hereinafter referred to as “the Original Lease Areas”)

2.
Now through amicable discussion, Party B agrees to lease out and Party A agrees to lease in the Third Floor of the New Building and relevant facilities, including Power Building, Forming Gas Station and Lobby (see attachment) (hereinafter referred to as “the New Lease Areas”). The Parties enter into the Supplementary Agreement as below:

1. Gross Area of the New Lease Areas

1.1 The gross area of the Third Floor of the New Building is 3,243.4 square meters.

1.2 The gross area of the Power Building for the Third Floor is 480 square meters. Party B shall locate an empty land lot outside the New Building and appoint a construction operator with relevant qualification to build the Power Building and shall deliver the said Power Building to Party A for Party A’s use subsequent to the completion of such construction.

1.3 The gross area of the Forming Gas Station and safety zone around Forming Gas Station is 350 square meters. Party B shall locate an empty land lot outside the New Building and appoint a construction operator with relevant qualification to build the underground foundation and the blast wall and shall deliver the Forming Gas Station to Party A for Party A’s use subsequent to the completion of such construction.

1.4 The gross area of the Lobby of the New Building is 128 square meters, and Party A will share 20% of which is 25.6 square meters as a consequence of leasing the new area.

The total gross area of the lease area is 4,099 square meters.

2. Lease Term

For the above New Lease Areas, the initial lease term is hereby from the date of 1 January 2006 to the date of 30 June 2009. The lease term shall be automatically renewed for successive 5 year terms when the initial lease term expires unless Party A gives termination notice not less than 30 days before the expiration of any Lease Term. In its operating period, Party A has the priority to the New Lease Areas defined in this Supplementary Agreement and Party B shall not terminate this Supplementary Agreement without reasonable cause and Party A's consent in writing.

In the period of renewal, the items relating to the rental stipulated in Section 3 of the Supplementary Agreement shall be adjusted upon consultation on the basis of the market prices at that time.

3. Rental and Other Fees
Party A agrees to pay Party B Rental, Building Management Fee and Ground Lease Fee as following:

3.1 Rental

The Parties agree that the monthly Rental of the above New Lease Areas shall be as follows:

(1)	The gross area of the Third floor of the New Building is 3,243.4 square meters, monthly rental is US$3.15 per square meter and the monthly rental shall be US$10,216.71.

(2)	The gross area of the Power Building of the New Building for the Third Floor is 480 square meters, monthly rental is US$3.15 per square meter and the monthly rental shall be US$1,512.

(3)	The gross area of the Forming Gas Station and safety zone around Forming Gas Station is 350 square meters, monthly rental is US$1.25 per square meter and the monthly rental shall be US$437.50.

(4)
The gross area of the Lobby of the New Building is 128 square meters, and Party A will share 20% of which is 25.6 square meters as a consequence of leasing the new area, and the monthly rental shall be US$ 80.64.

The total rental for the lease area shall be US$12,246.85 .

3.2 Building Management Fee

Party A agrees to pay Party B the Building Management Fee based on5% of the monthly rental (US$12,246.85) referred in above section 3.1 term. The monthly Building Management Fee is US$612.34.
Party B shall provide Party A the management service as below:

(1)	the Guard service for the public area outside of the Original Lease Areas and the New Lease Areas.

(2)	the maintenance and repairs of the buildings and facilities of the lease area.

(3)	the maintenance and repairs of the public facilities of the public factory area and buildings.

(4)	the cleanliness and sanitation of the lease area and public area.

(5)	the landscaping of the lease area and public area, including the planting and maintenance.

(6)	washing of building walls every month.

(7)	other building management service to be provided by Party B.

3.3 Ground Lease Fee

As the ground outside of the New Building is reduced to 6226.5 square meters due to the construction of the Power Building and the Forming Gas Station as set forth in the Sections 1.2 and 1.3 of this Supplementary Agreement, both Parties agree to modify the Section 4.3 of the Lease Agreement regarding the Ground Lease Fee upon the execution of this Supplementary Agreement into “Party A agrees to pay Ground Lease Fee on the 60% of the gross area of 6226.5 square meters as of 1 January 2006 (i.e. calculated at US$0.5 per square meter, Party A shall pay monthly Ground Lease Fee of US$1,867.95, for Party A pays a monthly Ground Lease Fee of US$ 1,347.3 under the Lease Agreement dated 28 June 2004, so the incremental Ground Lease Fee is US$ 520.65).”

3.4 Subject to the above figures, Party A shall pay monthly US$13,379.84 to Party B under this Supplementary Agreement.

3.5 Rental-free Period

3.5.1 In consideration of Party A’s decoration projects for the Third Floor of the New Building, Party B hereby grants Party A and Party A is entitled to a 60-days rental-free period subsequent to Party B’s delivery of the Third Floor of the New Building (i.e. from the date of 1 January 2006 to the date of 28 February 2006). During the above-said period, Party A shall not pay monthly Rental or related Building Management Fee for the Third Floor of the New Building to Party B. In case that Party B delays in delivery of the Third Floor of the New Building to Party A, the above-said rental-free period shall be put off accordingly

3.5.2 Considering that it takes Party B certain time to build the Power Building for the Third Floor of the New Building and Party B shall inspect and accept the work at its own expenses upon completion of construction before delivery to Party A for inspection and acceptance. The two Parties agree that Party B should deliver the Power Building to Party A for inspection and acceptance before 16 February 2006. Party A should complete those procedures and install equipments before 26 February 2006 and pay monthly Rental or related Building Management Fee for the Power Building to Party B commencing from 1 March 2006. In case that Party B delays in delivery of the Power Building to Party A, the above-mentioned period shall be put off accordingly.

3.5.3 Considering that it takes Party B certain time to build the Forming Gas Station and Party B shall inspect and accept the work at its own expenses upon completion of construction before delivery to Party A for inspection and acceptance. The two Parties agree that Party B should deliver the Forming Gas Station to Party A for inspection and acceptance before 23 February 2006. Party A should complete those procedures and install equipments before 28 February 2006 and pay monthly Rental or related Building Management Fee for the Forming Gas Station to Party B commencing from 1 March 2006. In case that Party B delays in delivery of the Forming Gas Station to Party A, the above-mentioned period shall be put off accordingly.

4. Method of Payment

Party A shall pay the Rental in RMB (Yuan) according to the Median Rate of Exchanges published by the Bank of China on the day of payment to the RMB account as prescribed by Party B before the first day of every month.

5. Deposit

For the lease of the above lease area, Party A shall pay Party B a deposit amounting to US$13,379.84 within 10 days of the effective date of the Supplementary Agreement. Party A shall pay the Deposit in RMB (Yuan) according to the Median Rate of Exchanges published by the Bank of China on the day of payment to the RMB account as prescribed by Party B.

6. Guarantees

6.1 Party B hereby guarantees that if part of or all of the New Building (including Original Lease Areas and New Lease Areas) are sold to any third party in the Rent Term or the period of renewal, Party B shall notify Party A in writing 12 months before such sales and Party A shall have the first right of refusal for such sales subject to the same terms and conditions. If Party A has received such notice from Party B and Party A does not exercise its first right of refusal within 30 days upon receipt of the notice and has so replied to Party B, Party B may sell part of or all of the New Building (including Original Lease Areas and New Lease Areas) to the third party after 11 months of notification. However, Party B shall guarantee that the third party will continue the performance of the Lease Agreement and the Supplementary Agreement. In case that the third party fails to perform the Lease Agreement and the Supplementary Agreement, Party B shall compensate Party A for all of its losses and damages. Compensation should include but not limited to relocation fees and operation losses.

6.2 In case that Party B mortgages part of or all of the New Building (including Original Lease Areas and New Lease Areas) to a third party, Party B shall notify Party A 30 days in advance. Any loss suffered by Party A for such mortgage shall be indemnified by Party B. Compensation should include but not limited to relocation fees and operation losses.

6.3 Party B guarantees that before any part of the New Building beyond the Original Lease Areas and the New Lease Areas is leased to any third party, Party B shall notify Party A 30 days in advance and Party A shall have the first right of refusal with respect to such lease subject to the same terms and conditions. If Party A has received such notice and does not exercise its first right of refusal within 30 days upon receipt of the notice and has so replied to Party B, Party B should disclose related information about the third party and lease such part of the New Building to the third party after getting Party A’s consent. If Party A does not consent to such a lease, Party B may lease such part of the New Building beyond the Original Lease Areas and New Lease Areas to the third party after 12 months of notification. However, Party B shall guarantee that such lease will not affect Party A’ s proper use of the Original Lease Areas and New Lease Areas. Party B shall indemnify Party A for any damages or losses caused by such lease. Compensation should include but not limited to relocation fees and operation losses.

7. The Effective Date of the Supplementary Agreement

The Supplementary Agreement shall become effective after the legal representatives or authorized representatives of both Parties affix their signatures and company seals on the Supplementary Agreement. The Supplementary Agreement forms an integral part of the Lease Agreement. If there is any discrepancy between the Lease Agreement and the Supplementary Agreement, this Supplementary Agreement shall prevail.

By: Party A	By: Party B
Address: No.1, Lane 18, SanZhuang Road Songjiang export zone Shanghai, China	Address: No.1, Lane 18, SanZhuang Road Songjiang Export Processing Zone, Shanghai, China.
Attn.: Joseph Liu	Attn.: Jian-Ya, Xing
/:/ Joseph Liu	/:/ Jian-Ya, Xing
Date: March 15, 2006	Date: March 15, 2006